Exhibit (j)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the references to our firm in the Post-Effective Amendment #14 to the Registration Statement on Form N-1A of The Weiss Fund and to the use of our report dated January 10, 2003 on the financial statements and financial highlights of Weiss Treasury Only Money Market Fund, a series of The Weiss Fund. Such financial statements, financial highlights and report of independent certified public accountants appear in the 2002 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.


                                                       /s/Tait, Weller & Baker
                                                       -------------------------
                                                       TAIT, WELLER & BAKER




Philadelphia, Pennsylvania
April 30, 2003

THE WEISS FUND

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Trustees of The Weiss Fund
Palm Beach Gardens, Florida

     We have audited the accompanying statement of net assets of Weiss Treasury Only Money Market Fund, a series of The Weiss Fund, as of December 31, 2002, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Weiss Treasury Only Money Market Fund as of December 31, 2002, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/Tait, Weller & Baker
------------------------------
Tait, Weller & Baker

Philadelphia, Pennsylvania
January 10, 2003